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                                                                      EXHIBIT 99

Set forth below is certain financial information which has been restated on the new fiscal year basis. The fiscal quarters ended July 31, 1996, April 30, 1996, January 31, 1996 and October 31, 1995 of the Company have been restated to reflect the fiscal quarters ended June 30, 1996, March 31, 1996, December 31, 1995, and September 30, 1995, respectively.

                                                   Three Months Ended
                                    -------------------------------------------------
                                    June 30,   March 31,  December 31,  September 30,
                                      1996        1996        1995          1995
                                    --------   ---------  ------------  -------------
REVENUES
Beverages
   Spirits and Wines                $ 1,179     $ 1,061     $ 1,724       $ 1,235
   Fruit Juices and Other               548         496         486           505
                                    -------     -------     -------       -------
Total Attributed Beverages            1,727       1,557       2,210         1,740
                                    -------     -------     -------       -------
Entertainment
   Filmed Entertainment                 846         894       1,009           922
   Music Entertainment                  309         228         329           339
   Recreation                           131         100          97           142
   Publishing and Other                 144         120         202           139
                                    -------     -------     -------       -------
Total Attributed Entertainment        1,430       1,342       1,637         1,542
                                    -------     -------     -------       -------
Total Attributed Revenues             3,157       2,899       3,847         3,282
                                    -------     -------     -------       -------
Adjustment for Equity Companies:
   Beverages                            (66)        (64)        (82)          (89)
   Entertainment                       (212)       (200)       (205)         (222)
                                    -------     -------     -------       -------
Total Reported Revenues             $ 2,879     $ 2,635     $ 3,560       $ 2,971
                                    =======     =======     =======       =======
EBITDA
Beverages
   Spirits and Wine                     160         131         290           169
   Fruit Juices and Other                51          43          57            55
   Reengineering charge                  --          --        (290)           --
                                    -------     -------     -------       -------
Total Beverages                         211         174          57           224
                                    -------     -------     -------       -------
Entertainment
   Filmed Entertainment                  67         109          64           139
   Music Entertainment                  (11)        (13)         27            21
   Recreation                            24          13          19            50
   Publishing and Other                   8          (1)         23            11
                                    -------     -------     -------       -------
Total Entertainment                      88         108         133           221
                                    -------     -------     -------       -------
Total EBITDA                        $   299     $   282     $   190       $   445
                                    -------     -------     -------       -------
Adjustment for Equity
  Companies - Beverages                  (3)         (1)         (4)           (2)
Adjustment for Equity
  Companies - Entertainment             (26)        (22)        (23)          (21)
Depreciation and Amortization          (138)       (120)       (127)         (120)
Corporate expenses                      (27)        (31)        (32)          (12)
                                    -------     -------     -------       -------
Operating income                        105         108           4           290
                                    -------     -------     -------       -------
Interest, Net and Other                  50          66          70            90
Provision for Income Taxes              (42)         28         (44)          133
Minority Interest                        (5)          1           4            14
                                    -------     -------     -------       -------
Net Income                          $   102     $    13     $   (26)      $    53
                                    =======     =======     =======       =======
Net Income Per Share                $  0.26     $  0.04     $ (0.07)      $  0.14
                                    =======     =======     =======       =======
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